POWER OF ATTORNEY

(Section 16(a) Reporting)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer, director and/or shareholder of McCormick & Schmick's Seafood Restaurants, Inc. (the "Company"), does hereby constitute and appoint Saed Mohseni, Emanuel N. Hilario and Jerry R. Kelso, and any one of them, his, her or its true and lawful attorney and agent to execute in his, her or its name any and all reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.

DATED: June 30, 2004

			/s/ SAED MOHSENI
			Saed Mohseni